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                                                            Exhibit 10.12

                                     COPY
                              DEED OF TRUST NOTE


$11,800,000.00                                          Baltimore, Maryland
                                                        September 20, 1988


FOR VALUE RECEIVED, BROWN'S WHARF LIMITED PARTNERSHIP, a Maryland limited partnership (the "Borrower"), promises to pay to the order of MERCANTILE-SAFE DEPOSIT AND TRUST COMPANY, a Maryland banking corporation (the "Bank"), at its principal office in Baltimore, Maryland, or at such other place or to such other party as the holder hereof may from time to time designate, the principal sum of ELEVEN MILLION EIGHT HUNDRED THOUSAND DOLLARS ($11,800,000.00) or so much thereof as may be advanced by Bank to Borrower pursuant to the terms of a Building Loan Agreement of even date herewith (the "Building Loan Agreement") with interest on the unpaid principal balance from the date of this Deed of Trust Note, until paid, at either of the interest rates as follows:

          (1) A rate of one quarter of one percent (.25%) per annum in excess of the Prime Rate. "Prime Rate" means the prime commercial lending rate of the Bank as publicly announced to be in effect from time to time. The Prime Rate is not necessarily the lowest rate of interest charged by the Bank for commercial or other types of loans. It is understood that the Prime Rate is only one of the bases for computing interest on loans made by the Bank and that by basing interest on the Prime Rate, the Bank has not committed to charge and the Borrower has not in any way bargained for interest based on a lower or the lowest rate at which the Bank may now or in the future make loans to other borrowers. Any change in the rate of interest as a result of a change in the Prime Rate shall be effective as of the date of the change in the Prime Rate; or,

          (2) On the condition that Bank be given five (5) business days notice of Borrower's choice, Borrower may fix the rate of interest for each advance, under the Building Loan Agreement, after ninety
          (90) days from the date on which said Advance was made for a period of three (3) months, six (6) months or one (1) year. The rate of interest for the three (3) month period shall be one and three quarters percent (1.75%) in excess of the three (3) month "CD Rate" (as hereinafter defined); the rate of interest for the six (6) month period shall be one and three quarters percent (1.75%) in excess of the six (6) month CD

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          Rate; the rate of interest for the one (1) year period shall be one and three quarters percent (1.75%) in excess of the one (1) year
          CD Rate. "CD Rate" means the rate for Certificates of Deposit appearing in the Wall Street Journal, Eastern Edition, plus a CD Reserve Requirement (as hereinafter defined), and shall be average negotiable rates paid by major New York banks on primary new issues of negotiable Certificates of Deposit usually on amounts of $1,000,000.00 and more; the minimum unit is $100,000.00. "CD
          Reserve Requirement" shall, on any day mean that percentage (expressed as a decimal fraction) which is in effect on such day, as provided by the Board of Governors of the Federal Reserve System (or any successor governmental body) for determining the maximum reserve requirements (including without limitation, basic, supplemental, marginal and emergency reserves) under Regulation D applicable to 3-month non-personal time deposits in units of $100,000.00 or more (issued by member banks of the Federal Reserve Bank of New York having time deposits exceeding $1,000,000,000.00) rounded to the next highest .01 of one percent. Each determination by Lender of the CD Reserve Requirement shall, in the absence of manifest error, be conclusive and binding.

          In all instances in which the CD Rate does not apply (including instances where no CD Rate election notice is given), the rate of interest to be paid hereunder shall be that set forth in the paragraph numbered 1 above.

          Except when the loan evidenced hereby shall bear interest at a CD Rate, the interest rate in effect from time to time shall be reduced to the Prime Rate when all of the following shall occur:

          (1) when (a) Bank has approved the form lease for the "Project," defined in the Building Loan Agreement, which approval shall not be unreasonably withheld, and (b) Bank has approved the creditworthiness of each tenant. Leases submitted to the Bank for approval shall be deemed to be approved unless Bank notifies Borrower to the contrary within fifteen (15) days of submittal; and

          (2) when leases (approved as provided above) have been executed which provide for (i) rents of at least Fifteen Dollars ($15.00) absolutely net or Eighteen Dollars ($18.00) gross per square foot for at least 70% (73,430 square feet) of the Project, and (ii) terms of at least five (5) years for at least 80% (83,920 square feet) of the Project; and


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         (3)  when the leases have been executed by the tenant and
collaterally assigned to Bank; and

         (4) when the tenants have executed and delivered estoppel letters and subordination, non-disturbance and attornment agreements.

         Payments of accrued interest only shall be due and payable in consecutive monthly installments commencing October 1, 1988, and continuing on the first day of each month thereafter until September 20, 1995, at which time the entire unpaid balance of principal and any accrued but unpaid interest, if not sooner paid, shall be due and payable in full.

         All payments hereunder shall be applied first to the payment of interest and any balance, if any, to the payment of principal. Interest shall be charged, calculated on the basis of a 360 day year factor applied to actual days. Interest and principal shall be payable in lawful money of the United States, which shall be legal tender in payment of all debts and dues, public and private at the time of payment.

         "Loan Year" means any twelve (12) consecutive month period commencing October 1, 1988 and on each yearly anniversary thereof.

         Upon the occurrence of an "Event of Default" (as defined hereinafter), the entire unpaid principal balance shall bear interest thereafter at the rate of one percent (1%) per annum in excess of the then applicable interest rate due hereunder until such "Event of Default" is cured.

         The principal sum may be prepaid in whole or in part at any time after ten (10) days prior written notice, without payment of premium or penalty therefor.

         Borrower shall pay to Bank a loan origination Fee in the amount of one percent (1%) of the Loan, or One Hundred Eighteen Thousand Dollars ($118,000.00), which shall be paid as follows: Fifty Nine Thousand Dollars ($59,000.00) shall be paid upon the execution of this Deed of Trust Note, and Fifty Nine Thousand Dollars ($59,000.00) shall be paid on the earlier to occur of the commencement of the third (3rd) Loan Year, or the payment, in full, of this Deed of Trust Note.

         This Deed of Trust Note is secured by a Deed of Trust and Security Agreement of even date herewith from the Borrower to Herbert B. Williams and Bruce D. McLean, Trustees, and recorded among the Land Records of Baltimore City, Maryland (the "Deed of Trust").


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         All notices, requests and demands upon the respective parties hereto shall be in writing and shall be sent by hand delivery or Federal Express or other commercial courier addressed as follows or to such other address as the respective party may designate by a notice to the others:

         if to the Bank

              Mercantile-Safe Deposit & Trust Company
              Two Hopkins Plaza
              Baltimore, Maryland 21201
              Attention: Herbert B. Williams
                         Senior Vice President

         if to the Borrower

              Brown's Wharf Limited Partnershipj
              c/o CPI Brown's Wharf, Inc.
              250 West Pratt Street
              Baltimore, Maryland 21201-2423
              Attention: Secretary, 23rd Floor

         With copies to

              Constellation Holdings, Inc.
              250 West Pratt Street
              Baltimore, Maryland 21201-2423
              Attention: General Counsel, 23rd Floor

              and

              Historical Developers of Pennsylvania, Inc.
              201 North Broad Street
              Philadelphia, Pennsylvania 19107
              Attention: President

All such notices shall be deemed to have been given one (1) business day after the date on which the same was sent or upon receipt, whichever shall first occur.

         The happening of any one or more of the following events shall constitute an Event of Default under this Note:

              (a) The Borrower fails to make any payment within five (5) days of the date when due; or

              (b) The Borrower fails to perform or comply with any other covenant, term or condition of this Agreement, and such failure continues uncured for 30 days after written notice thereof from the Bank to the Borrower; or


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          (c) An Event of Default (as defined therein) shall have occurred and be continuing under the Deed of Trust. Guaranty, or Building Loan Agreement; or

          (d) Any representation or warranty made by the Borrower in this Note proves to have been incorrect or misleading in any material respect either on the date when made or on the date reaffirmed pursuant to the terms of this Note.

     It is expressly agreed that upon the happening of an Event of Default hereunder or under any of the Loan Documents, the entire unpaid balance of the principal sum due hereunder, plus all accrued interest shall, at the option of the holder hereof, at once become and be due and payable.

     Upon the occurrence of an Event of Default hereunder and if this Note is collected by an attorney, the Borrower agrees to pay all costs of collection, including reasonable and verifiable attorney's fees.

     The maker and endorsers hereof jointly and severally, and all others who may become liable for all or any part of this obligation severally, waive demand, notice of presentment for payment, notice of protest and notice of the dishonor and non-payment.

     Borrower stipulates and warrants that the purpose of the loan evidenced hereby is for the purpose of a business or commercial investment within the meaning of Sections 12-101(c) and 12-103(e) of the Commercial Law Article of the Annotated Code of Maryland. Borrower further stipulates that all loan proceeds will be used for said purposes.

     Borrower also covenants and agrees that in the event that any sum required hereunder or under said Deed of Trust should not be received by the holder hereof within ten (10) days from its due date, a late charge of five cents ($.05) for each One Dollar ($1.00) so overdue may, in addition to any other remedies provided for hereunder, be charged for the purpose of defraying expenses incident to handling such delinquent payments.

     In the event that any provision (or any part of any provision) contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision (or part thereof) had never been contained herein but only to the extent it is invalid, illegal or unenforceable. All words beginning with a capital letter and not defined herein shall have the meaning provided in the Deed of Trust.

     Borrower covenants and agrees that this Deed of Trust Note shall be governed by and construed in accordance with the laws of the State of Maryland.

WITNESS:                          BROWN'S WHARF LIMITED PARTNERSHIP
                                  By:  CPI Brown's Wharf, Inc.,
                                       a general partner

/s/                               By: /s/
--------------------------                 ------------------------------------

                                            Treasurer/Assistant Secretary


                                  By:  HISTORICAL DEVELOPERS OF
                                       PENNSYLVANIA, INC., doing
Attest:                                business in Maryland as
                                       Historical Real Estate
                                       Developers, Inc.,
                                       a general partner

/s/                               By: /s/
--------------------------                 ------------------------------------

Assistant Secretary                        Vice President